Exhibit 10.2
CORPORATE GUARANTY
This Corporate Guaranty (“Guaranty”), effective September  15, 2010 is given by GTSI CORP., a Delaware Corporation, (“Guarantor”), to CASTLE PINES CAPITAL LLC, a Delaware limited liability company (“CPC”).
To induce, and in consideration of, CPC’s acceptance of that certain Credit Agreement dated September 7, 2010, by and between CPC and TRAPOLLO LLC, a Delaware limited liability company (“Reseller”), pursuant to which CPC is to provide credit or other financial accommodations from time to time to Reseller, as it may be amended and/or restated from time to time (the “Credit Agreement”) together with documents executed in connection therewith and all amendments, restatements, replacements or other modifications thereof or substitutions therefor (collectively “Other Documents”), Guarantor and CPC hereby agree as follows:
1.
The Guarantor hereby unconditionally guaranties the full and prompt payment and performance to CPC of any and all indebtedness, obligations and liabilities of every kind and nature of Reseller to CPC, under the Credit Agreement and Other Documents, whether at stated maturity, by acceleration or otherwise, whether now existing or hereafter created or arising, whether absolute or contingent, due or to become due, including, but not limited to, the full and prompt payment of the indebtedness, obligations and liabilities of Reseller under the Credit Agreement and Other Documents, including, but not limited to, the Indebtedness (“Guarantied Obligations”), up to a maximum amount of One Million Dollars ($1,000,000) (the “Guarantied Amount”). Guarantor further agrees to pay all costs of collection thereof, including reasonable attorneys’ fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings involving Reseller or the Guarantor under the United States Bankruptcy Code up to the Guarantied Amount (but such costs of collections in connection with proceedings against Reseller are to be counted toward the Guarantied Amount). Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Credit Agreement.

2.
This Guaranty shall be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until any and all of the Guarantied Obligations shall be fully and indefeasibly paid, and CPC has no other commitment to extend credit or make advances to or for the account of Reseller. This Guaranty is a guaranty of payment and performance, not of collection. Guarantor’s liability with respect to the Guarantied Obligations is primary, not secondary. In case of any event of Default and at any time thereafter, any or all of the Guarantied Obligations, at the option of CPC, immediately become due and payable from the Guarantor and CPC may proceed directly against the Guarantor without first proceeding against Reseller or any person liable for the payment or performance of the Guarantied Obligations, or any collateral or other security for the Guarantied Obligations. CPC will not be required to mitigate damages or take any other action to reduce, collect or enforce any Guarantied Obligations. Notwithstanding the occurrence of any such event of Default, this Guaranty shall continue and remain in full force and effect.

3.
The liability of the Guarantor hereunder shall in no event be affected or impaired by any of the following (any of which may be done or omitted by CPC from time to time, without notice to the Guarantor): (a) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, surrender, exchange, change in, modification or other disposition of any of said indebtedness, obligations or liabilities, whether express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor; (b) any acceptance by CPC of any security for, or other guarantors upon any of the Guarantied Obligations; (c) any failure, neglect or omission on the part of CPC to realize upon or protect any of the Guarantied Obligations, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of Reseller possessed by CPC, toward the liquidation of said indebtedness, obligations or liabilities; (d) any application of payments or credits by CPC; (e) the granting of credit from time to time by CPC to Reseller in excess of the amount set forth in the Credit Agreement; (f) any release or discharge in whole or in part of any guarantor of the Guarantied Obligations; or (g) any act of commission or omission of any kind or at any time upon the part of CPC with respect to any matter whatsoever. CPC shall have the sole and exclusive right to determine how, when and to what extent application of payments and credits, if any, shall be made on the Guarantied Obligations, or any part therof. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of CPC at any time to resort for payment to Reseller or other persons or corporations, their properties or estates, or resort to any collateral, security, property, liens or other rights or remedies whatsoever.

4.
The Guarantor acknowledges and agrees that the Guarantor’s liability pursuant on this Guaranty shall be and is joint and several with any other guaranty of the Guarantied Obligations by any other person or entity, whether any such other guaranty now exists or hereinafter arises.

5.	Guarantor’s liability under this Guaranty will not be reduced, extinguished, discharged or released by, and Guarantor is not entitled to raise as a defense, any:
• existing or future setoffs, claims and counterclaims (whether such setoff, claim or counterclaim arises in connection with the Reseller’s obligations or the Guarantied Obligations or the transactions creating the Reseller’s obligations or the Guarantied Obligations or otherwise);
• notices, presentments, protests, demands, notice of dishonor or default, waivers and notice of acceptance of this Guaranty;
• extensions of due dates for payments, modifications of interest rates or other payment terms with respect to Guarantied Obligations or any other accommodation, indulgence or forbearance granted to Reseller;
• claim which the Guarantor may have to indemnification, reimbursement, contribution or subrogation from Reseller of any of said indebtedness, obligations or liabilities for any amount paid by the Guarantor pursuant to this or any other guaranty; and
• other acts or omissions which, in the absence of this Section 5 would operate so as to reduce, extinguish, discharge or release Guarantor’s liability under this Guaranty (except for the full and indefeasible payment of the Guarantied Obligations and termination of any other commitment to extend credit or to make advances to or for the account of Reseller.
6.
The Guarantor hereby agrees that CPC shall have no duty to advise Guarantor of information now or hereafter known to CPC regarding the financial or other condition of Reseller or any other person primarily or secondarily liable on the indebtedness or regarding any circumstance bearing on the risk of non-payment of the indebtedness.

7.
CPC may, without any notice whatsoever to the Guarantor, sell, assign or transfer all of said indebtedness, obligations and liabilities, or any part thereof, and, in that event, each and every immediate and successive assignee, transferee or holder of all or any part of said indebtedness, obligations and liabilities, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

8.
CPC is authorized by the Guarantor at any time and from time to time in its sole discretion, without demand or notice of any kind, to appropriate, hold, setoff and apply, in such order of application as CPC, in its sole and absolute discretion, may from time to time elect, toward the payment of any amount due hereunder, whether now due or hereinafter arising, all moneys, credits or other property belonging to or in the name of the Guarantor, at any time held by CPC, whether now being held or held in the future, on deposit or otherwise, and CPC is hereby granted a lien and security interest upon such moneys, credits or other property.

9.
No delay on the part of CPC in the exercise of any right or remedy under any agreement (including, but not limited to, this Guaranty) shall operate as a waiver thereof, including, but not limited to, any delay in the enforcement of any security interest, and no single or partial exercise by CPC of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

10.
The Guarantor agrees that the sale of any inventory collateral by CPC to a person that is liable to CPC under an agreement to repurchase inventory shall not be deemed a transfer subject to Section 9-618 of the Uniform Commercial Code as in effect in any applicable jurisdiction. Guarantor agrees that repurchase of inventory collateral by the seller of such inventory to Reseller pursuant to an agreement between CPC or an affiliate of CPC and such seller of inventory, to repurchase such inventory shall be deemed a commercially reasonable disposition of such inventory.

11.
The Guarantor represents and warrants to CPC that: (a) the execution and delivery of this Guaranty, does not and will not contravene or conflict with any provisions of (i) law, rule, regulation or ordinance or (ii) any agreement binding upon Guarantor or the Guarantor’s properties, as the case may be; and (b) this Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights and remedies of creditors and except as to the availability of equitable remedies is subject to judicial discretion; and (c) the financial statements and other information submitted by the Guarantor to CPC accurately present the financial condition of such person as of the date stated therein and there have been no material adverse changes in such financial conditions since that date.

12.
The Guarantor covenants and agrees that the Guarantor will furnish to CPC such information about the financial condition and affairs of Guarantor as CPC may from time to time reasonably request, including, but not limited to, within 90 days after the end of each calendar year a financial statement dated as of December 31 of such ending calendar year in form and manner satisfactory to CPC.

13.
To the extent permitted by law, Guarantor waives any right it might have to terminate or limit Guarantor’s liability under this Guaranty. Notwithstanding this waiver where Guarantor is permitted to terminate or limit Guarantor’s liability, then such termination or limitation shall not be effective until after CPC’s receipt of written notice to such effect, however no such termination or limitation shall be effective with respect to any indebtedness existing on the effective date of such notification or any indebtedness arising after the notification, to the extent CPC is otherwise obligated to make any credit extension on behalf of Reseller.

14.
To the extent that Guarantor or Reseller make a payment to CPC, or CPC forecloses on its collateral or exercises setoff and such payment, foreclosure or setoff is later invalidated, declared fraudulent or preferential is set aside or required to be paid back under any state or federal law, then the Guarantied Obligations will not be deemed to have been satisfied to the extent of the returned or invalidated payment and the obligations of Guarantor under this Guaranty shall be revived automatically and to continue to be owed.

15.
All notices and other communications required or permitted to be given to the Guarantor or to CPC shall be done in accordance with the procedure set forth in the Credit Agreement to the addresses set forth below the signature lines of this Guaranty.

16.
Guarantor hereby acknowledges, agrees and consents to the terms and conditions of the Credit Agreement and all Other Documents, copies of which have been received by the Guarantor. The Guarantor hereby acknowledges that (1) Guarantor has reviewed the Credit Agreement and all Other Documents; (2) Guarantor has received good and valuable consideration to execute this Guaranty, (3) in the negotiation and drafting of this Guaranty, Guarantor has been represented by and has relied upon the advice of counsel of its choice, or that Guarantor has affirmatively waived its opportunity to be represented by counsel; and (4) therefore, this Guaranty will be deemed drafted by each of Guarantor and CPC and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Guaranty.

17.
Guarantor acknowledges and agrees that except as specifically set forth in the Credit Agreement or this Guaranty, CPC makes no covenants to either Reseller or the Guarantor, including, but not limited to, any other commitments to provide additional financing to Reseller.

18.
This Guaranty may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together constitute on and the same instrument. It is not necessary in making proof of this Guaranty to produce or account for more than one counterpart signed by the party to be charged.

19.
For purposes of this Guaranty, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier or by a scanned and transmitted electronic means is to be treated as an original document. The signature of any person thereof, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or electronically scanned document is to be re-executed in original form by the persons who executed the facsimile, telecopy or electronically scanned document. No party hereto may raise the use of a facsimile, telecopier or electronically scanned document as a defense to the enforcement of this Guaranty or any amendment or other document executed in compliance with this Section.

20.
This Guaranty, together with the Credit Agreement and Other Documents, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Guaranty, the Credit Agreement or Other Documents will not be relevant to determine the meaning of this Guaranty, the Credit Agreement or Other Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

21.
Binding Arbitration. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Guaranty, and whether directly or indirectly relating to (a) this Guaranty and/or any amendments or other modifications hereof, or the breach, invalidity or termination hereof, (b) any previous or subsequent agreement between CPC and Guarantor, (c) any act or omission by CPC or by any employee, agent, officer or director of CPC, whether or not arising within the scope and course of employment or other contractual representation of CPC provided that such act or omission arises under a relationship, transaction or dealing between CPC and Reseller or CPC and Guarantor, and/or (d) any other relationship, transaction, dealing or agreement between CPC and Reseller or CPC and Guarantor (collectively, the “Disputes”), will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed $15,000 in the aggregate in a court of competent jurisdiction. Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein. All arbitration hereunder will be conducted in accordance with The Commercial Arbitration Rules of The American Arbitration Association (“AAA”). The arbitration rules are currently found at www.adr.org for AAA. AAA claims may be filed in any AAA office. All arbitrator(s) selected will be attorneys with at least five years secured transactions experience. A panel of three arbitrators shall hear all claims exceeding $1,000,000, exclusive of interest, costs and attorneys’ fees. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator shall follow the terms of this agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine.

Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing, if any party requests an oral hearing within 40 days after service of the claim, and that party remits the appropriate deposit for AAA’s fees and arbitrator compensation within 10 days of making the request. The site of all oral arbitration hearings will be in the division of the federal judicial district in which AAA maintains a regional office that is closest to Reseller.

Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows: No later than 40 days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than 21 days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will be permitted to designate rebuttal expert witness(es); and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.
The Arbitrator(s) will not have the authority to award exemplary, punitive or consequential damages.
All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Guaranty may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Guaranty concerns transactions involving commerce among the several states. The Federal Arbitration Act (“FAA”) will govern all arbitration(s) and confirmation proceedings hereunder.
Nothing herein will be construed to prevent either party’s use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive either party’s right to compel arbitration of any Dispute.
If either party brings any other action for judicial relief with respect to any Dispute (other than those set forth in the preceding paragraphs), the party bringing such action will be liable for and immediately pay all of the other party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If a party brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys’ fees, incurred by the other party in defending such action. Additionally, if Guarantor sues CPC or institutes any arbitration claim or counterclaim against CPC in which CPC is the prevailing party, Guarantor will pay all costs and expenses (including attorneys’ fees) incurred by CPC in the course of defending such action or proceeding.
Any arbitration proceeding must be instituted (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two years after the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee, and (b) with respect to any other Dispute, within two years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered to (a) Guarantor at Guarantor’s address below, or (b) CPC at its address below; or such other address as the parties may specify from time to time in writing.

The agreement to arbitrate will survive the termination of this Guaranty.
JURY TRIAL WAIVER; CONSENT TO JURISDICTION. If this Guaranty is found to be not subject to arbitration, any legal proceeding with respect to any Dispute will be tried in a court of competent jurisdiction by a judge without a jury. Guarantor and CPC waive any right to a jury trial in any such proceeding. Similarly, if this Guaranty or a particular Dispute hereunder is not subject to arbitration, Guarantor hereby consents to the jurisdiction of any local, state or federal court located within Colorado and waives any objection which Guarantor may have based on improper venue or forum non conveniens to the conduct of any action or proceeding in any such court and waives personal service of any and all process upon Guarantor, and consents that all such service of process be made by mail or messenger directed to Guarantor in the same manner as provided for notices to Guarantor in this Guaranty, and that service so made shall be deemed to be completed upon the earlier of actual receipt or three days after the same shall have been posted to Guarantor or Guarantor’s agent as set forth herein. Nothing contained in this section shall affect the right of CPC to serve legal process in any other manner permitted by law or affect the right of CPC to bring any action or proceeding against Guarantor or Guarantor’s property in the courts of any other jurisdiction. Guarantor waives, to the extent permitted by law, any bond or surety or security upon such bond which might, but for this waiver, be required of CPC.
This Guaranty shall be governed by the laws of the State of New York, without regard to any choice of law rule thereof which gives effect to the laws of any other jurisdiction. Accordingly, all Disputes will be governed by, and construed in accordance with, the laws of such state, except insofar as the law of such state may differ from the provisions of the FAA, in which event the provisions of the FAA will control and govern all arbitration proceedings hereunder.
Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. This Guaranty shall be binding upon Guarantor and Guarantor’s representatives, successors and assigns.
THIS GUARANTY CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE AND CONSEQUENTIAL DAMAGE WAIVER PROVISIONS.
(signature page(s) to follow)

IN WITNESS WHEREOF, this Guaranty has been duly executed by its authorized officer on the date first above written.
GUARANTOR

GTSI CORP.

By:	/s/ Scott Friedlander

Name: Scott Friedlander
Title: President and CEO

Address of Notices to Guarantor:

2553 Dulles View Dr., Suite 100
Herndon, VA 20171-5219
Attn: General Counsel

CASTLE PINES CAPITAL LLC			Address for Notices to CPC:
116 Inverness Drive Suite 375
By:	/s/ John Schmidt		Englewood, CO 80112
	Its:	Managing Partner	Attn: General Counsel